[CAPTION]

                   1998 QUARTERLY SEGMENT RESULTS
                      (Unaudited, in millions)


Quarter ended                   Dec 31    Mar 31    Jun 30    Sep 30    Total
                               -------   -------   -------   --------  -------
Revenues:
 Media Networks
  Broadcasting                 $ 1,413   $ 1,041   $ 1,163   $ 1,117   $ 4,734
  Cable Networks                   651       548       565       644     2,408
                                ------    ------    ------    ------    ------
                                 2,064     1,589     1,728     1,761     7,142
                                ------    ------    ------    ------    ------

 Studio Entertainment            1,905     1,646     1,307     1,991     6,849
 Theme Parks & Resorts           1,260     1,244     1,504     1,524     5,532
 Consumer Products               1,019       704       656       814     3,193
 Internet and Direct Marketing      91        59        53        57       260
                                ------    ------    ------    ------    ------
                               $ 6,339   $ 5,242   $ 5,248   $ 6,147   $22,976
                                ======    ======    ======    ======    ======
Operating Income:
 Media Networks
  Broadcasting                 $   371   $   138   $   290   $   178   $   977
  Cable Networks                   237       204       201       127       769
                                ------    ------    ------    ------    ------
                                   608       342       491       305     1,746
                                ------    ------    ------    ------    ------

 Studio Entertainment              379       191         7       192       769
 Theme Parks & Resorts             287       271       429       301     1,288
 Consumer Products                 335       174       128       164       801
 Internet and Direct Marketing     (11)      (22)      (24)      (37)      (94)
 Amortization of Intangible
   Assets                         (106)     (107)     (108)     (110)     (431)
                                ------     -----     -----     -----     -----
                                 1,492       849       923       815     4,079
 Restructuring Charges               -         -         -       (64)      (64)
                                ------     -----     -----     -----     -----
                               $ 1,492    $  849    $  923    $  751   $ 4,015
                                ======     =====     =====     =====    ======

Note: During the quarter ended September 30, 1999, the company made changes in the manner in which it reports its operating segments. Businesses previously included in the Creative Content segment have been disaggregated into separate segments. In addition, intangible asset amortization has been broken out as a separate component of operating income. Segment results for all quarters of fiscal 1998 have been restated to reflect the new presentation.